UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2023

TOURMALINE BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	007-40384	83-2377352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 West 24th Street, Suite 702, New York, NY	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 481-9832

Talaris Therapeutics, Inc.

93 Worcester St.

Wellesley, MA 02481

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TRML	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On October 19, 2023, the Delaware corporation formerly known as “Talaris Therapeutics, Inc.” completed its previously announced merger transaction in accordance with the terms of the Agreement and Plan of Merger, dated as of June 22, 2023 (the “Merger Agreement”), by and among Talaris Therapeutics, Inc. (“Talaris”), Tourmaline Bio, Inc. (“Tourmaline”) and Terrain Merger Sub, Inc., a direct wholly owned subsidiary of Talaris (“Merger Sub”), pursuant to which Merger Sub merged with and into Tourmaline, with Tourmaline surviving as a direct wholly owned subsidiary of the Company and the surviving corporation of the merger (the “Merger”). Additionally, as a result of the Merger, (i) Tourmaline changed its name from “Tourmaline Bio, Inc.” to “Tourmaline Sub, Inc.”, and (ii) Talaris changed its name from “Talaris Therapeutics, Inc.” to “Tourmaline Bio, Inc.” (the “Company”). See Item 2.01 for additional information regarding completion of the Merger.

Item 1.01. Entry into a Material Definitive Agreement.

As a result of the Merger, the following agreements of Tourmaline effectively became the agreements of the Company:

Indemnifications Agreements

In connection with the Merger, the Company entered into indemnification agreements with each of its new directors and executive officers. Each indemnification agreement provides for indemnification and advancements by the Company of certain expenses and costs relating to claims, suits or proceedings arising from each individual’s service to the Company as an officer or director, as applicable, to the maximum extent permitted by applicable law.

The foregoing description of the indemnification agreements is qualified in its entirety by the full text of the form of indemnification agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Offer Letters

To the extent required by Item 1.01 of Form 8-K, the information set forth under Item 5.02 of this Current Report on Form 8-K regarding the executive offer letters is hereby incorporated by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed, on October 19, 2023, Talaris, Merger Sub and Tourmaline entered into the Merger Agreement, pursuant to which Merger Sub merged with and into Tourmaline, with Tourmaline surviving as a direct wholly owned subsidiary of the Company and the surviving corporation of the Merger. On October 19, 2023, the Company, Merger Sub and Tourmaline consummated the transactions contemplated by the Merger Agreement. Effective at 4:00 p.m. eastern time on October 19, 2023, the Company effected a 1-for-10 reverse stock split of its common stock (the “Reverse Stock Split”). Effective at 4:02 p.m. eastern time on October 19, 2023, the Company completed the Merger, and effective at 4:03 p.m. eastern time on October 19, 2023, the Company changed its name to “Tourmaline Bio, Inc.” (the “Name Change”). Following the completion of the Merger, the business conducted by the Company became primarily the business conducted by Tourmaline, which is a late-stage clinical biotechnology company developing transformative medicines that dramatically improve the lives of patients with life-altering immune diseases. Unless noted otherwise, all references to share and per share amounts in this Current Report on Form 8-K reflect the Reverse Stock Split.

Under the terms of the Merger, immediately prior to the effective time of the Merger, each share of Tourmaline’s preferred stock was converted into one share of Tourmaline’s common stock. At the effective time of the Merger, the Company issued an aggregate of approximately 15,877,090 shares of its common stock to Tourmaline’s stockholders, based on an exchange ratio of 0.7977 (without giving effect to the Reverse Stock Split) shares of the Company’s common stock for each share of Tourmaline common stock outstanding immediately prior to the Merger, including those shares of common stock issued upon conversion of the Tourmaline preferred stock and those shares of Tourmaline common stock issued in the Tourmaline pre-closing financing transaction which closed on October 19, 2023, immediately prior to the closing of the Merger (the “Tourmaline pre-closing financing”) (but excluding shares to be canceled pursuant to the Merger Agreement and excluding any dissenting shares), resulting in approximately 20,336,773 shares of the Company’s common stock being issued and outstanding immediately following the effective time of the Merger. Immediately following the Merger, Company securityholders as of immediately prior to the Merger owned approximately 21.9% of the outstanding shares of the Company and Tourmaline securityholders, including those who purchased shares in the Tourmaline pre-closing financing, owned approximately 78.1% of the outstanding shares of the Company.

The issuance of the shares of the Company’s common stock issued to the former stockholders of Tourmaline was registered with the SEC on the Company’s Registration Statement on Form S-4 (File No. 333-273335), as amended.

The shares of the Company’s common stock listed on The Nasdaq Global Market, previously trading through the close of business on Thursday, October 19, 2023 under the ticker symbol “TALS,” is expected to commence trading on The Nasdaq Global Market on a post-Reverse Stock Split adjusted basis under the ticker symbol “TRML” on October 20, 2023. The Company’s common stock is represented by a new CUSIP number, 89157D 105.

The foregoing description of the Merger and the Merger Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 on the Current Report on Form 8-K filed by the Company on June 22, 2023.

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

As previously disclosed, at a special meeting of the Company’s stockholders held on October 17, 2023 (the “Special Meeting”), the Company’s stockholders approved an amendment to the Company’s amended and restated certificate of incorporation to effect the Reverse Stock Split. On October 19, 2023, the Company amended its amended and restated certificate of incorporation to effect the Reverse Stock Split, effective as of 4:00 p.m. eastern time on October 19, 2023.

As a result of the Reverse Stock Split, every 10 shares of the Company’s common stock held by a stockholder immediately prior to the Reverse Stock Split, including shares of the Company’s common stock issued to former Tourmaline stockholders in connection with the Merger, were combined and reclassified into one share of the Company’s common stock. No fractional shares were issued in connection with the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split were rounded down to the nearest whole number, and each Company stockholder who would otherwise be entitled to a fraction of a share of common stock upon the Reverse Stock Split (after aggregating all fractions of a share to which such stockholder would otherwise be entitled) is entitled to receive a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Company’s common stock on October 19, 2023. No fractional shares of Company common stock were issuable to Tourmaline stockholders pursuant to the Merger, and no certificates or scrip for any such fractional shares were issued, with no cash being paid for any fractional share eliminated by such rounding.

In addition, on October 19, 2023, the Company amended its amended and restated certificate of incorporation to provide for the exculpation of officers of the Company, effective as of 4:01 p.m. eastern time on October 19, 2023.

On October 19, 2023, the Company also amended its amended and restated certificate of incorporation to effect the Name Change, effective as of 4:03 p.m. eastern time on October 19, 2023.

The foregoing descriptions of the certificates of amendment to the amended and restated certificate of incorporation of the Company are not complete and are subject in their entirety by reference to the certificates of amendment, copies of which are attached hereto as Exhibit 3.1, Exhibit 3.2 and Exhibit 3.3, respectively, and are incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K regarding the Merger and the information set forth in Item 5.02 of this Current Report on Form 8-K regarding the Company’s board of directors and executive officers following the Merger are incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

In accordance with the Merger Agreement, immediately prior to and effective upon the closing of the Merger, Sandip Agarwala, Suzanne T. Ildstad, M.D., Geoff MacKay, Francois Nader, M.D., Gaurav D. Shah, M.D. and Karen L. Smith, M.D. resigned from the Company’s board of directors and committees of the board of directors on which they respectively served, which resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

Appointment of Directors

The Merger Agreement provides that at or immediately after the closing of the Merger, the size of the Company’s board of directors will be fixed at seven members consisting of two members designated by the Company (formerly Talaris Therapeutics, Inc.), who are Mark D. McDade and Sapna Srivastava, Ph.D., and five members designated by Tourmaline. In accordance with the Merger Agreement, at the closing of the Merger on October 19, 2023, the board of directors and its committees were reconstituted, with Aaron Kantoff and Caley Castelein appointed as Class I directors, whose terms expire at the Company’s 2025 annual meeting, Sandeep Kulkarni, Mark McDade and Parvinder Thiara appointed as Class II directors, whose terms expire at the Company’s 2026 annual meeting, and Cariad Chester and Sapna Srivastava appointed as Class III directors, whose terms expire at the Company’s 2024 annual meeting. In addition, Caley Castelein, Mark D. McDade and Sapna Srivastava were appointed to the audit committee of the board of directors, and Sapna Srivastava was appointed the chair of the audit committee. Aaron Kantoff, Mark D. McDade, and Parvinder Thiara were appointed to the compensation committee of the board of directors, and Aaron Kantoff was appointed the chair of the compensation committee. Caley Castelein, Cariad Chester, Aaron Kantoff and Sapna Srivastava were appointed to the nominating and corporate governance committee of the board of directors, and Caley Castelein was appointed the chair of the nominating and corporate governance committee.

Other than pursuant to the Merger Agreement, there were no arrangements or understandings between the Company’s newly appointed directors and any person pursuant to which they were elected. There are no family relationships between the Company’s newly appointed directors and any director or executive officer of the Company. None of the Company’s newly appointed directors has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Caley Castelein, M.D. has served as a member of Tourmaline’s board of directors since September 2022. Dr. Castelein co-founded Tourmaline. Since March 2006, he has served as a Managing Director and founder of Kearny Venture Partners, L.P., a healthcare venture capital fund. Additionally, he founded KVP Capital, L.P. in 2013 and manages the fund, which invests in small and mid-cap healthcare companies. Since January 2008, Dr. Castelein has served as a member of the board of directors of ViewRay, Inc., and since March 2015, he has served as a director at NewBridge Pharmaceuticals FZ, LLC, a specialty therapeutics company. Since February 2017, Dr. Castelein has served as a member of the board of directors of Aerpio Therapeutics, Inc., a Nasdaq-listed biopharmaceutical company, which merged with Aadi Bioscience, Inc. in August 2021, where he now serves as Chair. Dr. Castelein served as a member of the board of directors for Boreal Genomics, Inc., a diagnostics company, from October 2010 until its successful sale in September 2021; Waterstone Pharmaceuticals, Inc., a pharmaceutical company, from March 2015 to March 2018; AliveCor, Inc., a medical device company, from April 2015 to March 2020; Wellpartner, Inc., a pharmaceutical distribution solutions company, from March 2015 to November 2017; and Neos Therapeutics, Inc., a pharmaceutical company, from March 2015 to July 2015. Dr. Castelein holds an A.B. from Harvard College and an M.D. from the University of California, San Francisco. The Company believes Dr. Castelein is qualified to serve on its board of directors due to his extensive investment expertise in the healthcare industry and experience as a director of numerous biopharmaceutical companies.

Cariad Chester has served as a member of Tourmaline’s board of directors since May 2023. Since February 2021, Mr. Chester has served as a Partner at The Column Group Crossover, a science-driven investment firm (“TCGX”). Prior to TCGX, from January 2015 to December 2021, Mr. Chester served as Managing Director of Aquilo Capital, where he led investments in biotechnology companies developing human therapeutics. Since February 2022, Mr. Chester has served as a member of the board of directors of Plexium, a target protein degradation company. Mr. Chester also serves as a member of the board of directors of Obsidian Therapeutics, a clinical biotechnology company, since September 2021. Mr. Chester earned his B.A. from Swarthmore College, where he double majored in Neuroscience and Comparative Religious Studies. The Company believes Mr. Chester is qualified to serve on its board of directors due to his significant clinical research experience and investment expertise.

Aaron Kantoff has served as a member of the Tourmaline’s board of directors since April 2022. Mr. Kantoff has served as Managing Member of Scion Life Sciences, a Petrichor affiliate since January 2022. From May 2020 until September 2021, Mr. Kantoff served as a venture partner of Medicxi Ventures, an investment firm focused on the life sciences sector, where he served on the board of directors of Centessa Pharmaceuticals (NASDAQ: CNTA) from January 2021 to July 2022. Prior to joining Medicxi, from August 2011 to April 2019, Mr. Kantoff was a partner at Apple Tree Partners (“ATP”), a NYC-based life science venture capital firm. While at ATP, Mr. Kantoff served on the boards of several portfolio companies, including Akero Therapeutics (NASDAQ: AKRO) from May 2018 to April 2019, Corvidia Therapeutics (acquired by Novo Nordisk) from January 2016 to April 2019, and Syntimmune (acquired by Alexion) from October 2014 to November 2018, as well as other privately-held and publicly traded biotechnology companies. Prior to joining ATP in 2011, Mr. Kantoff held roles in private equity and investment banking. He also serves on the board of directors for RayzeBio, Inc., a targeted radiopharmaceutical company in which he was a co-founder. Mr. Kantoff earned a B.S. in Finance and International Business from New York University’s Stern’s School of Business. The Company believes Mr. Kantoff is qualified to serve on its board of directors due to his experience as a seasoned investor and operator in the life sciences industry.

Sandeep Kulkarni, M.D. has served as Tourmaline’s co-founder, Chief Executive Officer and a member of its board of directors since September 2021. Since March 2022, Dr. Kulkarni has served as a member of the board of directors of Zura Bio Limited. Dr. Kulkarni was a Managing Director at KVP Capital from August 2020 to June 2022. Prior to KVP Capital, Dr. Kulkarni served in multiple roles at Roivant Sciences from July 2018 to June 2020, including as the Chief Operating Officer of lmmunovant, Inc, Vice President Special Projects, and Ombudsman to the Investment Committee. From September 2017 to February 2018, Dr. Kulkarni was Senior Investment Analyst at Consonance Capital, a healthcare investment firm, and Investment Analyst on the Life Sciences team at QVT Financial LP from April 2013 to August 2017. Dr. Kulkarni earned a B.A. in Economics from Harvard College and an M.D. from the University of California, San Francisco. The Company believes Dr. Kulkarni is qualified to serve on its board of directors due to his extensive industry knowledge and substantial experience in the life sciences industry.

Mark D. McDade has served as a member of the Company’s board of directors since November 2018. Since January 2017, Mr. McDade has been Managing Partner of the Qiming US Healthcare Fund, a venture capital firm based in Seattle and formed in January 2017. Prior to Qiming, from April 2008, Mr. McDade was Executive Vice President, Corporate Development, and from January 2009, EVP and Chief Operating Officer, at UCB S.A. (OTC: UCBJF), a Belgian biopharmaceutical company, until his retirement from UCB in October 2016. From November 2002 to September 2007, Mr. McDade served as Chief Executive Officer and a member of the board of directors of PDL BioPharma, Inc. (Nasdaq: PDLI), a biotechnology company. From 2000 to 2002, Mr. McDade was Chief Executive Officer of Signature BioScience, Inc., a drug discovery company. Previously, Mr. McDade also served on the board of directors of Dermira, Inc. (Nasdaq: DERM), and as chairman of the board of Aimmune Therapeutics, Inc. (Nasdaq: AIMT), until both companies were acquired by Eli Lilly and Company (NYSE: LLY) and Nestle SA (OTC: NSRGY), respectively, in March and October 2020. Previously, Mr. McDade also served on the board of directors of publicly traded companies Phillips Edison Grocery Center REIT II, Inc. and Five Prime Therapeutics, Inc. (Nasdaq: FPRX). Mr. McDade received a B.A. in History from Dartmouth College and an M.B.A. from the Harvard Business School. The Company believes that Mr. McDade is qualified to serve on its board of directors due to his executive management, leadership and investing experience in the life sciences industry, as well as his extensive experience as a director of public biopharmaceutical companies.

Sapna Srivastava, Ph.D., has served as a member of the Company’s board of directors since January 2021. Dr. Srivastava has over 20 years of experience as a senior executive in the biopharmaceutical industry. From March 2021 to October 2021, she served as interim Chief Financial Officer at eGenesis Bio. From September 2017 to January

2019, Dr. Srivastava served as the Chief Financial and Strategy Officer at Abide Therapeutics, Inc., a biopharmaceutical company that was acquired by H. Lundbeck A/S in 2019. From April 2015 to December 2016, Dr. Srivastava served as the Chief Financial and Strategy Officer at Intellia Therapeutics, Inc. (Nasdaq: NTLA), a gene editing company. Previously, for nearly 15 years, Dr. Srivastava was a senior biotechnology analyst at Goldman Sachs, Morgan Stanley, and ThinkEquity Partners, LLC. She began her career as a research associate at JP Morgan. Dr. Srivastava currently serves on the board of directors of Nuvalent, Inc. (Nasdaq: NUVL), Aura Biosciences, Inc. (Nasdaq: AURA), SQZ Biotechnologies Company (Nasdaq: SQZ), Innoviva (Nasdaq: INVA), Alumis Inc. and Asclepix Therapeutics, Inc. Dr. Srivastava holds a Ph.D. from NYU University School of Medicine and a B.S. from St. Xavier’s College, University of Bombay. The Company believes Dr. Srivastava is qualified to serve as a member of its board of directors due to her extensive experience in the biopharmaceutical industry, including her prior experience as a chief financial officer and in other management positions.

Parvinder Thiara has served as a member of Tourmaline’s board of directors since September 2022. Mr. Thiara founded Athanor Capital in January 2017, a New York-based hedge fund manager, and currently serves as its Chief Investment Officer. Mr. Thiara also serves as a member of the board of directors of Zura Bio Limited. Previously, Mr. Thiara held various roles at D.E. Shaw & Co., including most recently as a Senior Vice President. Mr. Thiara earned a B.A. degree in Chemistry from Harvard College and an M.Sc. degree in Theoretical Chemistry from Oxford University as a Rhodes Scholar. The Company believes Mr. Thiara is qualified to serve on its board of directors due to his medical and scientific background, combined with his significant experience as a manager and investor in the life sciences industry.

Departure of Officers

Effective on October 19, 2023, immediately prior to and effective upon the closing of the Merger, Mary Kay Fenton resigned from all of her offices with the Company, including as the Company’s Chief Financial Officer, Interim Chief Executive Officer and President (principal executive officer, principal financial officer and principal accounting officer).

Appointment of Officers

On October 19, 2023, the board of directors of the Company appointed the following persons to serve as officers of the Company until their respective successor is duly elected and qualified or until their earlier resignation or removal:

Name	Title
Sandeep Kulkarni	Chief Executive Officer (Principal Executive Officer)

Yung Chyung	Chief Medical Officer

Brad Middlekauff	Chief Business Officer, General Counsel and Corporate Secretary

Susan Dana Jones	Chief Technology Officer

Kevin Johnson	Chief Regulatory Officer

On October 18, 2023, the board of directors of Tourmaline appointed Ryan Robinson, Vice President, Finance and Controller, to serve as Interim Chief Financial Officer of Tourmaline and the Company. Post closing of the Merger, the board of the Company is expected to ratify Mr. Robinson as Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) of the Company.

Each of the persons above was designated by the board of directors as an “officer” of the Company as such term is defined in Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “executive officer” of the Company as such term is defined in Rule 3b-7 promulgated under the Exchange Act.

There are no family relationships among any of the Company’s newly appointed principal officers and any director or executive officer of the Company. None of the Company’s newly appointed principal officers has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Sandeep Kulkarni, M.D. Dr. Kulkarni’s biographical information is disclosed in the section above under the heading “Directors.”

In connection with and effective as of the closing of the Merger, on October 19, 2023, Tourmaline entered into a confirmatory offer letter with Dr. Kulkarni. Dr. Kulkarni’s confirmatory offer letter provides for at-will employment and no specific term.

Pursuant to Dr. Kulkarni’s confirmatory offer letter, his annual base salary was increased from $425,000 to $585,000, and he will be eligible to receive an annual target cash incentive payment of up to 40% of his annual base salary for fiscal year 2023, and up to 50% of his annual base salary beginning in fiscal year 2024. In addition, subject to approval by the board of directors of the Company, Dr. Kulkarni will be granted an option to purchase a number of shares of Company common stock equal to 3,186,744 shares of Tourmaline common stock, to be adjusted pursuant to the exchange ratio, Reverse Stock Split and any other actions taken by the Company or Tourmaline in connection with the Merger, as more fully described in the Merger Agreement. The option will have an exercise price per share equal to 100% of the fair market value of the underlying Company common stock on the date of grant, as reported at the closing time on the Nasdaq Global Market. One fourth (25%) of this option will vest on the one-year anniversary of the date of grant, and the remainder will vest in 36 equal monthly installments thereafter, subject to Dr. Kulkarni’s “continuous service” (as defined in the Tourmaline Bio, Inc. 2023 Equity Incentive Plan (the “2023 Plan”)) through each such date. The specific terms of this option will be governed by the terms of the 2023 Plan and form award agreement thereunder.

Dr. Kulkarni’s confirmatory offer letter provides that in the event the Dr. Kulkarni’s employment with the Company terminates as a result of his death or disability (and such disability qualifies as a “disability” pursuant to Section 409A of the Internal Revenue Code and the regulations thereunder), Dr. Kulkarni’s heirs (in the case of his death) or Dr. Kulkarni (in the case of his disability) will be entitled to receive a lump sum payment equal to three months of Dr. Kulkarni’s base salary in effect at the time of such separation from service.

Brad Middlekauff has served as Tourmaline’s Chief Business Officer and General Counsel since June 2022. Prior to joining Tourmaline, Mr. Middlekauff served as Chief Legal Officer of Castle Creek Biosciences, Inc. from May 2021 to May 2022, and as General Counsel and Secretary of lmmunovant, Inc from April 2019 to November 2020. From October 2015 to April 2019, Mr. Middlekauff served as Senior Vice President, General Counsel and Secretary of PDS Biotechnology (f/k/a Edge Therapeutics, Inc.) Mr. Middlekauff earned a B.A. in Political Science from Brown University and a J.D. degree from Yale Law School.

In connection with and effective as of the closing of the Merger, on October 19, 2023, Tourmaline entered into a confirmatory offer letter with Mr. Middlekauff. Mr. Middlekauff’s confirmatory offer letter provides for at-will employment and no specific term.

Pursuant to Mr. Middlekauff’s confirmatory offer letter, his annual base salary was increased from $400,000 to $425,000, and he will be eligible to receive an annual target cash incentive payment of up to 35% of his annual base salary for fiscal year 2023, and up to 40% of his annual base salary beginning in fiscal year 2024. In addition, subject to approval by the board of directors of the Company, Mr. Middlekauff will be granted an option to purchase a number of shares of Company common stock equal to 586,361 shares of Tourmaline common stock, to be adjusted pursuant to the exchange ratio, Reverse Stock Split and any other actions taken by the Company or Tourmaline in connection with the Merger, as more fully described in the Merger Agreement. The option will have an exercise price per share equal to 100% of the fair market value of the underlying Company common stock on the date of grant, as reported at the closing time on the Nasdaq Global Market. One fourth (25%) of this option will vest on the one-year anniversary of the date of grant, and the remainder will vest in 36 equal monthly installments thereafter, subject to Mr. Middlekauff’s “continuous service” (as defined in the 2023 Plan) through each such date. The specific terms of this option will be governed by the terms of the 2023 Plan and form award agreement thereunder.

Mr. Middlekauff’s confirmatory offer letter provides that in the event Mr. Middlekauff’s employment with the Company terminates as a result of his death or disability (and such disability qualifies as a “disability” pursuant to Section 409A of the Internal Revenue Code and the regulations thereunder), Mr. Middlekauff’s heirs (in the case of his death) or Mr. Middlekauff (in the case of his disability) will be entitled to receive a lump sum payment equal to three months of Mr. Middlekauff’s base salary in effect at the time of such separation from service.

Susan D. Jones, Ph.D. has served as the Tourmaline’s Chief Technology Officer since January 2023 and previously served as Tourmaline’s Chief of Technical Operations from June 2022 through January 2023. Prior to joining Tourmaline, Dr. Jones served as Senior Vice President, Product Development for Harpoon Therapeutics, Inc., a publicly traded biotechnology company, from June 2017 to May 2022. Dr. Jones served as Vice President and Principal Consultant with BioProcess Technology Consultants Inc., a biologics chemistry, manufacturing, and controls consulting firm (acquired by BDO USA, LLP in April 2019), from December 2002 through December 2018. Dr. Jones earned a B.A. in Biochemistry from Harvard University and received her Ph.D. in Genetics from the University of California, San Francisco.

In connection with and effective as of the closing of the Merger, on October 19, 2023, Tourmaline entered into a confirmatory offer letter with Dr. Jones. Dr. Jones’ confirmatory offer letter provides for at-will employment and no specific term.

Pursuant to Dr. Jones’ confirmatory offer letter, her annual base salary was increased from $375,000 to $400,000, and she will be eligible to receive an annual target cash incentive payment of up to 35% of her annual base salary for fiscal year 2023, and up to 40% of her annual base salary beginning in fiscal year 2024. In addition, subject to approval by the board of directors of the Company, Dr. Jones will be granted an option to purchase a number of shares of Company common stock equal to 586,361 shares of Tourmaline common stock, to be adjusted pursuant to the exchange ratio, Reverse Stock Split and any other actions taken by the Company or Tourmaline in connection with the Merger, as more fully described in the Merger Agreement. The option will have an exercise price per share equal to 100% of the fair market value of the underlying Company common stock on the date of grant, as reported at the closing time on the Nasdaq Global Market. One fourth (25%) of this option will vest on the one-year anniversary of the date of grant, and the remainder will vest in 36 equal monthly installments thereafter, subject to Dr. Jones’ “continuous service” (as defined in the 2023 Plan) through each such date. The specific terms of this option will be governed by the terms of the 2023 Plan and form award agreement thereunder.

Dr. Jones’ confirmatory offer letter provides that in the event the Dr. Jones’ employment with the Company terminates as a result of her death or disability (and such disability qualifies as a “disability” pursuant to Section 409A of the Internal Revenue Code and the regulations thereunder), Dr. Jones’ heirs (in the case of her death) or Dr. Jones (in the case of her disability) will be entitled to receive a lump sum payment equal to three months of Dr. Jones’ base salary in effect at the time of such separation from service.

Ryan Robinson, has served as the Company’s Interim Chief Financial Officer since October 2023 and as Vice President of Finance, Controller and Treasurer since July 2023. Prior to joining Tourmaline, Mr. Robinson served as Vice President of Finance and Treasurer at Korro Bio, Inc., a biotechnology company focused on RNA editing, from July 2020 to July 2023. Mr. Robinson served as Corporate Controller for Jounce Therapeutics, Inc., a public clinical-stage immunotherapy company, from January 2019 to August 2020 and as Jounce’s Assistant Corporate Controller from April 2017 to December 2018. Mr. Robinson earned a B.S. in Management and an M.S. in Accounting from Boston College and is licensed as a Certified Public Accountant.

On June 7, 2023, Tourmaline entered into an offer letter with Mr. Robinson. Mr. Robinson’s offer letter provides for at-will employment and no specific term.

Pursuant to Mr. Robinson’s offer letter, his annual base salary is $325,000 and he is eligible to receive an annual target cash incentive payment of up to 30% of his base salary for fiscal year 2023, which will not be prorated based on length of service for 2023. Mr. Robinson received a signing bonus of $40,000 which is subject to a right of repayment in favor of Tourmaline through the one-year anniversary of Mr. Robinson’s employment with Tourmaline. In addition, Mr. Robinson was granted an option to purchase a number of shares equal to 504,100 shares of Tourmaline common stock, which will be adjusted to represent shares of Company common stock, pursuant to the exchange ratio, Reverse Stock Split and any other actions taken by the Company or Tourmaline in connection with the Merger, as more fully described in the Merger Agreement. The option has an exercise price per share equal to 100% of the fair market value of the underlying Tourmaline common stock on the date of the grant. One fourth (25%) of this option will vest on the one-year anniversary of Mr. Robinson’s employment commencement date, and the remainder will vest in 36 equal monthly installments thereafter, subject to Mr. Robinson’s “continuous service” (as defined in the 2022 Plan) through each such date. The specific terms of this option are governed by the terms of the 2022 Plan and form award agreement thereunder.

The above descriptions of the employment related agreements for Dr. Kulkarni, Mr. Middlekauff, Dr. Jones and Mr. Robinson do not purport to be complete and are subject to and qualified in their entirety by reference to the copies of the employment related agreements for Dr. Kulkarni, Mr. Middlekauff, Dr. Jones and Mr. Robinson included as Exhibits 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K, which are incorporated herein by reference.

Information regarding transactions between the Company and the newly appointed directors and executive officers is included in the definitive proxy statement / prospectus filed by the Company with the SEC on September 15, 2023 (as amended or supplemented thereafter) (the “Proxy Statement”) and is incorporated herein by reference.

Compensatory Plans

2022 Equity Incentive Plan

The Company assumed, effective as of the closing of the Merger, the 2022 Plan, filed as Exhibit 10.6 to this Current Report on Form 8-K and incorporated herein by reference, as well as the outstanding awards granted thereunder, the award agreements evidencing the grants of such awards and the remaining shares available under the 2022 Plan, including any awards granted to the Company’s named executive officers, in each case subject to applicable adjustments in the manner set forth in the Merger Agreement to such awards.

2023 Equity Incentive Plan

At the Special Meeting, the Company’s stockholders considered and approved the 2023 Plan, which became effective at the closing of the Merger and following the Reverse Stock Split. As of the effective time of the Merger, there were 2,033,677 shares of the Company’s common stock available for grant under the 2023 Plan. In addition, the share reserve is subject to annual increases each January 1 for the first ten years following approval of the 2023 Plan of up to 5% of shares of the Company’s common stock outstanding (or a lesser number determined by the Company’s board of directors).

A more complete summary of the terms of the 2023 Plan is set forth in the Proxy Statement under the section titled “Proposal 4: The 2023 Plan Proposal” and is incorporated by reference herein. That summary and the foregoing description of the 2023 Plan do not purport to be complete and are qualified in their entirety by reference to the text of the 2023 Plan, forms of option grant notice and option agreement and forms of restricted stock unit grant notice and unit award agreement, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.7, 10.8 and 10.9 hereto and are incorporated herein by reference.

2023 Employee Stock Purchase Plan

At the Special Meeting, the Company’s stockholders considered and approved the Company’s 2023 Employee Stock Purchase Plan (the “2023 ESPP”) which became effective at the closing of the Merger and following the Reverse Stock Split. As of the effective time of the Merger, there were 203,367 shares of the Company’s common stock reserved for issuance under the 2023 ESPP. In addition, the share reserve is subject to annual increases each January 1 for the first ten years following approval of the 2023 ESPP of the lesser of (a) 1% of the total number of shares of the Company’s common stock outstanding on December 31 of the preceding calendar year, (b) 610,101 shares of the Company’s common stock, or (3) such lesser number of shares of the Company’s common stock as determined by the Company’s board of directors.

A more complete summary of the terms of the 2023 ESPP is set forth in the Proxy Statement under the section titled “Proposal 4: The ESPP Proposal” and is incorporated by reference herein. That summary and the foregoing description of the 2023 ESPP do not purport to be complete and are qualified in their entirety by reference to the text of the 2023 ESPP, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.10 hereto and are incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required by Item 5.03 of Form 8-K, the information contained in Item 2.01 and Item 3.03 of this Current Report on Form 8-K is incorporated by reference herein.

Commencing on October 20, 2023, the Company expects the trading symbol for its common stock, which is currently listed and will continue to be listed on The Nasdaq Global Market, to change from “TALS” to “TRML.” The change in trading symbol is related solely to the Name Change.

Item 8.01. Other Events.

On October 19, 2023, the Company issued a press release announcing, among other things, the closing of the Merger. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The Company’s audited and unaudited historical financial statements and related notes thereto set under the caption “Tourmaline Bio, Inc. Index to Financial Statements” on pages F-1 through F-40 of the Proxy Statement are hereby incorporated by reference herein.

(b) Pro Forma Financial Information

The unaudited pro forma financial information and related notes thereto set forth under the caption “Unaudited Pro Forma Condensed Combined Financial Information” on pages 380 through 392 of the Proxy Statement are hereby incorporated by reference herein.

Exhibit No.	Description

2.1**	Agreement and Plan of Merger, dated as of June 22, 2023, by and among Talaris Therapeutics, Inc., Terrain Merger Sub, Inc. and Tourmaline Bio, Inc. (incorporated by reference to Exhibit 2.1 to Talaris Therapeutics, Inc.’s Registration Statement on Form S-4 (File No. 333-273335) filed with the Securities and Exchange Commission on July 20, 2023).

3.1*	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, dated October 19, 2023 (Stock Split Amendment).

3.2*	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, dated October 19, 2023 (Exculpation Amendment).

3.3*	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, dated October 19, 2023 (Name Change Amendment).

10.1**#	Form of Indemnification Agreement between Tourmaline Bio, Inc. and each of its directors and executive officers (incorporated by reference to Exhibit 10.6 to Talaris Therapeutics, Inc.’s Registration Statement on Form S-4 (File No. 333-273335) filed with the SEC on July, 20, 2023).

10.2*#	Offer Letter, dated as of October 18, 2023, by and between Tourmaline Bio, Inc. and Sandeep Kulkarni, M.D.

10.3*#	Offer Letter, dated as of October 18, 2023, by and between Tourmaline Bio, Inc. and Brad Middlekauff, M.D.

10.4*#	Offer Letter, dated as of October 18, 2023, by and between Tourmaline Bio, Inc. and Susan Dana Jones, Ph.D.

10.5*#	Offer Letter, dated as of June 7, 2023, by and between Tourmaline Bio, Inc. and Ryan Robinson.

10.6**#	2022 Equity Incentive Plan of Tourmaline Bio, Inc., and form of award agreements thereunder (incorporated by reference from Exhibit 10.1 to the Registrant’s Registration Statement on Form S-4/A (File No. 333-273335) filed with the SEC on September 13, 2023).

10.7*#	Tourmaline Bio, Inc. 2023 Equity Incentive Plan.

10.8*#	Forms of Option Grant Notice, Option Agreement and Notice of Exercise under Tourmaline Bio, Inc. 2023 Equity Incentive Plan.

10.9*#	Forms of Restricted Stock Unit Grant Notice and Award Agreement under Tourmaline Bio, Inc. 2023 Equity Incentive Plan.

10.10*#	Tourmaline Bio, Inc. 2023 Employee Stock Purchase Plan.

23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm of Tourmaline Bio, Inc.

99.1*	Press release issued on October 19, 2023, regarding the closing of the Merger.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith
**	Previously filed.
#	Indicates a management contract or any compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOURMALINE BIO, INC.
Date: October 19, 2023	By:	/s/ Sandeep Kulkarni
	Name:	Sandeep Kulkarni
	Title:	Chief Executive Officer